As filed with the Securities and Exchange Commission on February 1, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
___________________
FORM S-1
 REGISTRATION STATEMENT
Under
 The Securities Act of 1933
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OPGEN, INC.
 (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	8071 (Primary Standard Industrial Classification Code Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(240) 813-1260
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
___________________
Evan Jones
Chief Executive Officer
708 Quince Orchard Road
Gaithersburg, MD 20878
(301) 869-9683
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________
Copies to:
Mary J. Mullany, Esq. Ballard Spahr LLP 1735 Market Street 51st Floor Philadelphia, PA 19103 (215) 665-8500	Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 Tel. (212) 659-7300 Fax (212) 884-8234
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Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒  333-222140

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐
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CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Units, each Unit consisting of one share of Common Stock, par value $0.01 per share and one common warrant to purchase 0.5 of a share of Common Stock (3)	2,000,000.00	$249.00
(i) Common Stock included in the Units (4)
(ii) Common warrants included in the Units (4)
Pre-funded Units, each Pre-funded Unit consisting of one pre-funded warrant to purchase one share of Common Stock and one common warrant to purchase 0.5 of a share of Common Stock (3)	1,996,610.20	$248.58
(i) Pre-funded warrants included in the Pre-funded Units (4)	-	-
(ii) Common warrants included in the Pre-funded Units (4)	-	-
Shares of Common Stock underlying pre-funded warrants included in the Pre-funded Units (3)	3,389.80	$0.42
Shares of Common Stock underlying common warrants included in the Units and the Pre-funded Units (3)	1,000,000.00	$124.50
Placement Agent's warrants (6)	125,000.00	$15.56
Common Stock issuable upon exercise of Placement Agent's warrants (5)(6)
Total	$5,125,000.00	$638.06

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. OpGen, Inc. previously registered securities with a proposed maximum aggregate offering price of $25,625,000 on a Registration Statement on Form S-1 (Registration No. 333-222140), as amended (the "Related Registration Statement"), and paid a fee of $3,190.31. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(3)
The proposed maximum aggregate offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-funded Units offered and sold in the offering, and as such the proposed maximum aggregate offering price of the Units and Pre-funded Units (including the common stock issuable upon exercise of the pre-funded warrants included in the Pre-funded Units), if any, is $2,000,000.

(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(6)
Represents warrants to purchase a number of shares of common stock equal to 5% of the number of shares of common stock (i) included within the Units and (ii) issuable upon the exercise of the pre-funded warrants included within the Pre-funded Units placed in this offering at an exercise price equal to 125% of the offering price per unit (excluding any shares of common stock underlying the common warrants included in the Units and Pre-funded Units placed in this offering).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
OpGen, Inc. (the "Company") is filing this registration statement with the Securities and Exchange Commission, or SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-222140), which was originally filed with the SEC on December 18, 2017 and declared effective on February 1, 2018 (the "Registration Statement").
We are filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $5,125,000. The information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.
The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX
Exhibit Number		Description
5.1		Opinion of Ballard Spahr LLP
23.1		Consent of CohnReznick LLP
23.2		Consent of Ballard Spahr LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney
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* Previously filed with OpGen, Inc.'s Registration Statement on Form S-1, as amended (File No. 333-222140) originally filed on December 18, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on February 1, 2018.
OPGEN, INC.

By:	/s/ Evan Jones
Evan Jones Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.
Signature	Title	Date

/s/ Evan Jones	Chief Executive Officer and Director (principal executive officer)	February 1, 2018
Evan Jones

/s/ Timothy C. Dec	Chief Financial Officer (principal financial officer and principal accounting officer)	February 1, 2018
Timothy C. Dec

*	Director	February 1, 2018
Harry J. D'Andrea

*	Director	February 1, 2018
Timothy J.R. Harris

*	Director	February 1, 2018
Tina S. Nova

David M. Rubin	Director

*	Director	February 1, 2018
Misti Ushio

* /s/ Timothy C. Dec		February 1, 2018
Timothy C. Dec, as attorney in fact